Registration No. 333-46491
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

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                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)


                Kansas                                 48-0457967
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
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                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
          (Shares previously issuable under the 1990 Stock Option Plan)
                            (Full title of the Plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)


          Telephone number, including area code, of agent for service:
                                 (703) 433-4000

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


     This Registration Statement as originally filed related to the offering of 6,558,436 shares of the Common Stock ("Sprint Common Stock") of Sprint Corporation ("Sprint"), issuable under the 1990 Stock Option Plan, which was a subsidiary plan under and pursuant to the 1997 Long-Term Stock Incentive Program (the "1997 Program"). No shares were issued before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998. The 6,558,436 shares were reclassified into 6,558,436 shares of FON Common Stock and 3,279,218 shares of PCS Common Stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 6,558,436 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the Registration Statement to 13,116,872 shares of FON Common Stock. No shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving all 3,279,218 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 6,558,436 shares of PCS Common Stock.

     As previously reported, Sprint's Board of Directors combined the 1990 Stock Option Plan with and into the 1997 Program to form a single plan.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Recombination Date"). Options for 4,697,546 shares of PCS Common Stock were exercised before the Recombination Date, leaving 1,860,890 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, the remaining shares of PCS Common Stock were deregistered.

     In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock as common stock.

     Options for the 13,116,872 shares of common stock, previously called FON Common Stock, covered by this Registration Statement have now been exercised. Therefore, no shares remain available under this Registration Statement.


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           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits.

Exhibit
Number     Exhibits

   24.     Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 3rd day of May, 2007.

                        SPRINT NEXTEL CORPORATION



                        By: /s/ Michael T. Hyde
                            Michael T. Hyde, Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Name                           Title                           Date

                        Chairman of the Board and               )
GARY D. FORSEE*         Chief Executive Officer                 )
                        (Principal Executive Officer)           )
                                                                )
                                                                )
                        Chief Financial Officer                 )
PAUL SALEH*             (Principal Financial Officer)           )
                                                                )
                                                                )
W.G. ARENDT*            Senior Vice President and Controller    )
                        (Principal Accounting Officer)          )
                                                                )
                                                                ) May 3, 2007
KEITH J. BANE*          Director                                )
                                                                )
                                                                )
------------------                                              )
(Robert R. Bennett)      Director                               )
                                                                )
                                                                )
GORDON BETHUNE*         Director                                )
                                                                )
                                                                )
FRANK M. DRENDEL*       Director                                )
                                                                )
                                                                )
JAMES H. HANCE JR.*     Director                                )

V. JANET HILL*          Director                                )
                                                                )
                                                                )
I. O. HOCKADAY, JR.*    Director                                ) May 3, 2007
                                                                )
                                                                )
L. K. LORIMER*          Director                                )
                                                                )
                                                                )
WILLIAM SWANSON*        Director                                )




                  /s/ Michael T. Hyde
*        By:      Michael T. Hyde, Attorney-in-
                  Fact, pursuant to Power of
                  Attorney filed with this
                  Amendment No. 4.

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                                  EXHIBIT INDEX


Exhibit
Number   Exhibits

   24.   Power of Attorney.